Exhibit 99.1

Donaldson Reports Third Quarter Fiscal Year 2025 Sales and Earnings

Record third quarter sales driven by continued growth of replacement parts
Further progress on cost and footprint optimization efforts
Accelerated share repurchase, announced 11% quarterly dividend increase
Raising fiscal 2025 adjusted EPS guidance

MINNEAPOLIS (June 3, 2025) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported third quarter fiscal 2025 generally accepted accounting principles (GAAP) net earnings of $57.8 million, compared with $113.5 million a year ago. Earnings per share (EPS)1 were $0.48 compared with 2024 EPS of $0.92. These results include $65.8 million of pre-tax, non-recurring net charges, including $62.0 million for the impairment of certain intangible assets for two upstream bioprocessing businesses. Excluding these items, adjusted third quarter results2 reflect net earnings of $118.9 million, up 4.8% compared with prior year, and EPS of $0.99, a 7.6% increase versus 2024.

“I am proud of our third quarter earnings results which are a testament to the durability of our business model and the strength of the Donaldson team,” said Tod Carpenter, chairman, president and chief executive officer. “Showing our company strength, we reported record sales and record adjusted earnings per share, raised full-year adjusted earnings per share guidance, accelerated share repurchase to 3.3% of outstanding shares year-to-date, and recently announced an 11% increase to our quarterly dividend.

“For the full year, we expect to generate record sales and adjusted earnings. Importantly, our region-for-region footprint combined with the speed of decision making following our organizational redesign contribute to our expectation that the net impact on earnings from current tariffs will be immaterial. We are focused on disciplined execution and purposeful investments for future growth in all three of our segments, solidifying our long-term ability to return cash to shareholders and remain the leader in technology-led filtration.”
1 All EPS figures refer to diluted EPS.
2 Adjusted figures are non-GAAP financial measures that excludes the impact of certain items not related to ongoing operations. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

Donaldson Company Reports Fiscal Third Quarter 2025 Earnings - Page 2 of 5
Third Quarter Operating Results

Sales of $940.1 million increased 1.3% compared with 2024 driven by pricing benefits and volume growth.

	Three Months Ended		Nine Months Ended
	April 30, 2025		April 30, 2025
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	(8.3)%	(8.0)%	(8.9)%	(8.5)%
On-Road	(24.5)	(24.3)	(21.1)	(20.6)
Aftermarket	3.3	4.0	5.9	6.6
Total Mobile Solutions segment	(0.4)	0.2	1.6	2.3

Industrial Solutions segment
Industrial Filtration Solutions	1.4	1.5	(1.8)	(1.7)
Aerospace and Defense	27.1	27.0	24.2	24.2
Total Industrial Solutions segment	5.3	5.3	2.0	2.1

Life Sciences segment
Total Life Sciences segment	0.7	(0.2)	8.3	7.7

Total Company	1.3%	1.6%	2.2%	2.6%

Mobile Solutions segment (Mobile) sales decreased 0.4%, however increased 0.2% in constant currency as a result of pricing offset by volume declines. On-Road sales decreased 24.5% and Off-Road sales declined 8.3% from ongoing weakness in transportation and agriculture markets, respectively. Aftermarket sales rose 3.3% driven by strong OE channel demand and independent channel market share gains.

Industrial Solutions segment (Industrial) sales increased 5.3%, primarily from solid volume growth and pricing. Aerospace and Defense sales grew 27.1% as a result of robust Aerospace end-market conditions. Industrial Filtration Solutions (IFS) sales rose 1.4% driven by replacement part sales strength in several key businesses, partially offset by weakness in new equipment sales.

Life Sciences segment (Life Sciences) sales increased 0.7% as a result of continued Disk Drive market strength and Food and Beverage replacement part sales, partially offset by unfavorable timing of bioprocessing sales.

Donaldson Company Reports Fiscal Third Quarter 2025 Earnings - Page 3 of 5

Gross margin was 34.2%, down versus 35.6% in 2024 due to higher manufacturing costs, including for footprint optimization initiatives. Adjusted gross margin, excluding restructuring charges, was 34.5%.

Operating expenses as a percentage of sales were 24.9%, an increase from 20.1% in the prior year, driven by impairment of intangible assets, restructuring, and business development charges. Excluding these charges and a gain on the sale of fixed assets, adjusted operating expenses as a percentage of sales were 18.2%, a 190-basis point improvement versus prior year, driven by the reversal of an earn-out reserve related to Purilogics, lower warranty expense, and ongoing expense discipline.

Operating income as a percentage of sales (operating margin) was 9.3% compared with 15.5% in 2024 driven by gross margin pressure and higher operating expenses due to non-recurring charges. Adjusted operating margin was 16.3%, an 80-basis point year-over-year increase resulting from expense leverage.

Interest expense was $5.7 million versus $5.0 million a year ago due to higher interest rates. Other income, net was $5.3 million compared with $5.4 million in 2024. The Company’s effective tax rate was 33.6% compared with 21.2% a year ago. The adjusted effective tax rate was 22.1%.

During the third quarter, Donaldson paid $32.3 million in dividends and repurchased 2.4% of its shares outstanding for $192.4 million. Year-to-date, Donaldson paid $96.9 million in dividends and repurchased 3.3% of its outstanding shares for $273.8 million.

Impairment of Intangible Assets

Third quarter fiscal 2025 adjusted results exclude $62.0 million of charges for the pre-tax impairment of certain intangible assets for two upstream bioprocessing businesses. Of the total, $46.6 million of charges relate to Univercells Technologies as bioprocessing capital spending remains weak, particularly for early-stage assets, and drug development timelines are longer than previously anticipated. The remaining $15.4 million of charges relate to Solaris as market demand for industrial bioreactors has significantly softened.

Updated Fiscal 2025 Outlook

Adjusted full-year EPS guidance is narrowed to between $3.64 and $3.70, the midpoint of which is $0.03 above prior guidance, and excludes $0.56 of year-to-date non-GAAP charges and gains. Fiscal 2024 GAAP and adjusted EPS were $3.38 and $3.42, respectively. Sales are forecast to increase 1% to 3% year over year, consistent with previous expectations. Pricing is expected to contribute one percentage point of the increase. Impacts from currency translation and tariffs are projected to be immaterial.

Mobile sales are projected to be flat to up 2% versus prior year. Off-Road sales are forecast to decline mid-single digits as weak end-market conditions persist, particularly in agriculture. On-

Donaldson Company Reports Fiscal Third Quarter 2025 Earnings - Page 4 of 5
Road sales are expected to decrease high teens driven by an exit from non-strategic product sales, as well as a decrease in global truck production. Aftermarket sales are forecast to grow low-single digits, resulting from robust OEM channel demand and market share gains.

Industrial sales are forecast to increase between 2% and 4% compared with 2024. IFS sales are expected to grow low-single digits, driven by growth across most businesses, including dust collection, Industrial Hydraulics and Industrial Gases. Aerospace and Defense sales are forecast to increase low teens, supported by strong end-market conditions.

Life Sciences sales are projected to grow high-single digits versus 2024 as a result of healthy market demand in Disk Drive and Food & Beverage replacement parts sales.

Adjusted 2025 operating margin is expected to improve to between 15.6% and 16.0% versus 15.2%, or 15.4% on an adjusted basis, in 2024, driven by operating expense discipline and sales leverage.

Interest expense is estimated to be approximately $23 million and other income is forecast to be between $18 million and $20 million. Donaldson projects a fiscal 2025 adjusted effective income tax rate of between 23% and 24%.

Capital expenditures are forecast to be between $75 million and $90 million and adjusted free cash flow conversion is expected to be between 80% and 90%. For the full year, Donaldson anticipates repurchasing between 3.5% and 4.0% of its shares outstanding.

Miscellaneous

The Company will webcast its third quarter fiscal 2025 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Donaldson Company Reports Fiscal Third Quarter 2025 Earnings - Page 5 of 5
Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events, including natural disasters; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments to ESG; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 140 locations on six continents partner with customers – from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2025	2024	Change	2025	2024	Change
Net sales	$940.1	$927.9	1.3%	$2,710.2	$2,650.9	2.2%
Cost of sales	618.2	597.8	3.4	1,762.8	1,711.3	3.0
Gross profit	321.9	330.1	(2.5)	947.4	939.6	0.8
Selling, general and administrative	151.1	161.7	(6.5)	476.4	473.5	0.6
Loss on impairment of intangible assets	62.0	—	100.0	62.0	—	100.0
Research and development	21.4	24.8	(14.0)	65.3	68.2	(4.4)
Operating expenses	234.5	186.5	25.7	603.7	541.7	11.4
Operating income	87.4	143.6	(39.1)	343.7	397.9	(13.6)
Interest expense	5.7	5.0	14.7	17.1	16.1	6.4
Other income, net	(5.3)	(5.4)	(3.3)	(15.9)	(14.1)	12.4
Earnings before income taxes	87.0	144.0	(39.6)	342.5	395.9	(13.5)
Income taxes	29.2	30.5	(4.5)	89.8	91.6	(2.0)
Net earnings	$57.8	$113.5	(49.1)%	$252.7	$304.3	(16.9)%

Weighted average shares – basic	118.8	120.8	(1.7)%	119.4	120.8	(1.1)%
Weighted average shares – diluted	120.3	122.9	(2.1)%	121.2	122.6	(1.1)%

Net EPS – basic	$0.49	$0.94	(48.2)%	$2.12	$2.52	(16.0)%
Net EPS – diluted	$0.48	$0.92	(48.0)%	$2.09	$2.48	(16.0)%

Dividends paid per share	$0.27	$0.25	8.0%	$0.81	$0.75	8.0%
Note: Amounts may not foot due to rounding.

Donaldson Company, Inc.
Fiscal Third Quarter 2025 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30,	July 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$178.5	$232.7
Accounts receivable, net	665.6	629.7
Inventories, net	529.4	476.7
Prepaid expenses and other current assets	102.0	99.0
Total current assets	1,475.5	1,438.1
Property, plant and equipment, net	648.3	645.5
Goodwill	489.8	478.4
Intangible assets, net	101.7	171.9
Other long-term assets	281.2	180.4
Total assets	$2,996.5	$2,914.3

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$83.6	$28.3
Current maturities of long-term debt	—	25.0
Accounts payable	362.0	379.4
Accrued employee compensation and related taxes	134.8	140.9
Deferred revenue	23.4	19.7
Income taxes payable	42.5	42.6
Dividends payable	—	32.5
Other current liabilities	113.8	114.1
Total current liabilities	760.1	782.5
Long-term debt	638.8	483.4
Non-current income taxes payable	20.1	39.8
Deferred income taxes	11.1	16.1
Other long-term liabilities	102.2	103.4
Total liabilities	1,532.3	1,425.2

Total stockholders’ equity	1,464.2	1,489.1
Total liabilities and stockholders’ equity	$2,996.5	$2,914.3
Donaldson Company, Inc.
Fiscal Third Quarter 2025 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30,
	2025	2024
Operating Activities
Net earnings	$252.7	$304.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	75.1	73.5
Deferred income taxes	(19.2)	(16.6)
Stock-based compensation expense	20.1	18.3
Loss on impairment of intangible assets	62.0	—
Other, net	(10.6)	2.0
Changes in operating assets and liabilities	(129.1)	(15.0)
Net cash provided by operating activities	251.0	366.5

Investing Activities
Purchases of property, plant and equipment	(58.6)	(65.8)
Equity investment	(71.2)	—
Acquisitions, net of cash acquired	—	(2.0)
Net cash used in investing activities	(129.8)	(67.8)

Financing Activities
Proceeds from long-term debt	190.0	119.7
Repayments of long-term debt	(65.0)	(228.8)
Change in short-term borrowings	54.1	15.9
Purchase of treasury stock	(272.2)	(113.8)
Payment of contingent consideration	(2.8)	(1.7)
Dividends paid	(96.9)	(90.3)
Exercise of stock options and other	17.4	41.5
Net cash used in financing activities	(175.4)	(257.5)
Effect of exchange rate changes on cash	—	(4.6)
(Decrease) increase in cash and cash equivalents	(54.2)	36.6
Cash and cash equivalents, beginning of period	232.7	187.1
Cash and cash equivalents, end of period	$178.5	$223.7
Donaldson Company, Inc.
Fiscal Third Quarter 2025 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
Gross margin	34.2%	35.6%	35.0%	35.4%
Operating expenses	24.9%	20.1%	22.3%	20.4%
Operating margin	9.3%	15.5%	12.7%	15.0%
Other income, net	(0.6)%	(0.6)%	(0.6)%	(0.5)%
Depreciation and amortization	2.6%	2.7%	2.8%	2.8%
EBITDA	12.5%	18.7%	16.0%	18.3%
Effective tax rate	33.6%	21.2%	26.2%	23.1%
Earnings before income taxes - Mobile Solutions	18.1%	18.4%	17.9%	17.9%
Earnings before income taxes - Industrial Solutions	18.1%	18.7%	16.8%	18.1%
Earnings (loss) before income taxes - Life Sciences	7.8%	0.7%	—%	(4.8)%
Cash conversion ratio	126.2%	105.9%	76.1%	98.8%

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
Adjusted Rates
Gross margin	34.5%	35.6%	35.1%	35.4%
Operating expenses	18.2%	20.1%	19.6%	20.4%
Operating margin	16.3%	15.5%	15.5%	15.0%
Other income, net	(0.6)%	(0.6)%	(0.6)%	(0.5)%
Depreciation and amortization	2.6%	2.7%	2.8%	2.8%
EBITDA	19.5%	18.7%	18.8%	18.3%
Effective tax rate	22.1%	21.2%	23.1%	23.1%
Earnings before income taxes - Mobile Solutions	18.1%	18.4%	17.9%	17.9%
Earnings before income taxes - Industrial Solutions	18.1%	18.7%	16.8%	18.1%
Earnings (loss) before income taxes - Life Sciences	7.8%	0.7%	—%	(4.8)%
Cash conversion ratio	61.3%	105.9%	59.8%	98.8%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal Third Quarter 2025 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2025	2024	Change	2025	2024	Change
Net sales
Mobile Solutions segment
Off-Road	$95.6	$104.2	(8.3)%	$264.9	$290.9	(8.9)%
On-Road	26.9	35.7	(24.5)	84.3	106.9	(21.1)
Aftermarket	460.1	445.3	3.3	1,353.4	1,277.7	5.9
Total Mobile Solutions segment	582.6	585.2	(0.4)	1,702.6	1,675.5	1.6

Industrial Solutions segment
Industrial Filtration Solutions	231.8	228.6	1.4	651.8	663.7	(1.8)
Aerospace and Defense	51.5	40.5	27.1	142.8	115.0	24.2
Total Industrial Solutions segment	283.3	269.1	5.3	794.6	778.7	2.0

Life Sciences segment
Total Life Sciences segment	74.2	73.6	0.7	213.0	196.7	8.3

Total Company	$940.1	$927.9	1.3%	$2,710.2	$2,650.9	2.2%

Earnings (loss) before income taxes
Mobile Solutions segment	$105.3	$107.9	(2.4)%	$305.5	$299.3	2.1%
Industrial Solutions segment	51.2	50.3	1.8	133.1	141.0	(5.6)
Life Sciences segment	5.8	0.5	NM(1)	—	(9.5)	NM(1)
Corporate and unallocated	(75.3)	(14.7)	NM(1)	(96.1)	(34.9)	NM(1)
Total Company	$87.0	$144.0	(39.6)%	$342.5	$395.9	(13.5)%

Earnings (loss) before income taxes percentage
Mobile Solutions segment	18.1%	18.4%	(0.3)%	17.9%	17.9%	—%
Industrial Solutions segment	18.1%	18.7%	(0.6)%	16.8%	18.1%	(1.3)%
Life Sciences segment	7.8%	0.7%	7.1%	—%	(4.8)%	4.8%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
(1) NM = not meaningful
(1) NM = not meaningful
(1) NM = not meaningful
Donaldson Company, Inc.
Fiscal Third Quarter 2025 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended April 30, 2025
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	(8.3)%	(19.4)%	(11.2)%	20.6%	41.3%
On-Road	(24.5)	(35.8)	(8.0)	(1.5)	(37.8)
Aftermarket	3.3	3.2	4.5	1.8	5.8
Total Mobile Solutions segment	(0.4)	(4.7)	—	4.9	6.2

Industrial Solutions segment
Industrial Filtration Solutions	1.4	5.5	1.8	(5.2)	(20.9)
Aerospace and Defense	27.1	40.2	(9.9)	(0.3)	N/A
Total Industrial Solutions segment	5.3	12.9	0.4	(5.2)	(20.9)

Life Sciences segment
Total Life Sciences segment	0.7	(13.7)	(6.6)	18.0	(14.3)

Total Company	1.3%	0.9%	(0.6)%	5.2%	2.3%

	Nine Months Ended April 30, 2025
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(8.9)%	(7.0)%	(21.7)%	11.3%	12.9%
On-Road	(21.1)	(26.9)	(7.1)	(15.9)	(17.7)
Aftermarket	5.9	6.8	6.3	3.9	5.1
Total Mobile Solutions segment	1.6	1.7	(1.7)	3.4	5.1

Industrial Solutions segment
Industrial Filtration Solutions	(1.8)	0.1	(2.3)	(2.9)	(15.0)
Aerospace and Defense	24.2	37.2	(11.8)	8.4	N/A
Total Industrial Solutions segment	2.0	7.5	(3.4)	(2.6)	(15.0)

Life Sciences segment
Total Life Sciences segment	8.3	8.0	(3.6)	22.2	1.0

Total Company	2.2%	3.9%	(2.5)%	5.4%	2.7%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Third Quarter 2025 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended April 30, 2025
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(8.0)%	(19.4)%	(11.6)%	22.2%	47.1%
On-Road	(24.3)	(35.8)	(8.6)	(1.5)	(31.6)
Aftermarket	4.0	3.2	3.5	4.0	9.0
Total Mobile Solutions segment	0.2	(4.7)	(0.8)	6.8	9.6

Industrial Solutions segment
Industrial Filtration Solutions	1.5	5.5	1.1	(4.0)	(18.7)
Aerospace and Defense	27.0	40.2	(10.6)	3.0	N/A
Total Industrial Solutions segment	5.3	12.9	(0.4)	(3.8)	(18.7)

Life Sciences segment
Total Life Sciences segment	(0.2)	(13.7)	(6.9)	15.4	(11.4)

Total Company	1.6%	0.9%	(1.4)%	6.1%	5.5%

	Nine Months Ended April 30, 2025
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(8.5)%	(7.0)%	(21.8)%	13.0%	17.9%
On-Road	(20.6)	(26.9)	(6.5)	(15.4)	(9.1)
Aftermarket	6.6	6.8	5.8	5.1	8.6
Total Mobile Solutions segment	2.3	1.7	(2.1)	4.6	8.7

Industrial Solutions segment
Industrial Filtration Solutions	(1.7)	0.1	(2.8)	(2.0)	(12.3)
Aerospace and Defense	24.2	37.2	(12.0)	11.1	N/A
Total Industrial Solutions segment	2.1	7.5	(3.9)	(1.7)	(12.3)

Life Sciences segment
Total Life Sciences segment	7.7	8.0	(3.7)	20.3	6.1

Total Company	2.6%	3.9%	(2.8)%	6.0%	6.2%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2025 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$87.7	$141.5	$251.0	$366.5
Net capital expenditures	(14.7)	(21.3)	(58.6)	(65.8)
Free cash flow	$73.0	$120.2	$192.4	$300.7

Net earnings	$57.8	$113.5	$252.7	$304.3
Income taxes	29.2	30.5	89.8	91.6
Interest expense	5.7	5.0	17.1	16.1
Depreciation and amortization	24.6	24.6	75.1	73.5
EBITDA	$117.3	$173.6	$434.7	$485.5

Adjusted net earnings	$118.9	$113.5	$321.4	$304.3
Adjusted income taxes	33.8	30.5	96.7	91.6
Interest expense	5.7	5.0	17.1	16.1
Depreciation and amortization	24.6	24.6	75.1	73.5
Adjusted EBITDA	$183.0	$173.6	$510.3	$485.5

Gross profit	$321.9	$330.1	$947.4	$939.6
Impairment of intangible assets	—	—	—	—
Restructuring charges	2.6	—	4.3	—
Gain on the sale of fixed assets	—	—	—	—
Business development charges	—	—	—	—
Adjusted gross profit	$324.5	$330.1	$951.7	$939.6

Operating expense	$234.5	$186.5	$603.7	$541.7
Impairment of intangible assets	(62.0)	—	(62.0)	—
Restructuring charges	(1.6)	—	(5.3)	—
Gain on the sale of fixed assets	1.2	—	1.2	—
Business development charges	(0.8)	—	(5.2)	—
Adjusted operating expense	$171.4	$186.5	$532.4	$541.7

Operating income	$87.4	$143.6	$343.7	$397.9
Impairment of intangible assets	62.0	—	62.0	—
Restructuring charges	4.2	—	9.6	—
Gain on the sale of fixed assets	(1.2)	—	(1.2)	—
Business development charges	0.8	—	5.2	—
Adjusted operating income	$153.1	$143.6	$419.3	$397.9

Donaldson Company, Inc.
Fiscal Third Quarter 2025 Earnings Press Release Schedules

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
Net earnings	$57.8	$113.5	$252.7	$304.3
Impairment of intangible assets, net tax	58.3	—	58.3	—
Restructuring charges, net tax	3.2	—	7.3	—
Gain on the sale of fixed assets, net tax	(0.8)	—	(0.8)	—
Business development charges, net tax	0.5	—	3.9	—
Adjusted net earnings	$118.9	$113.5	$321.4	$304.3

Diluted EPS	$0.48	$0.92	$2.09	$2.48
Impairment of intangible assets	0.48	—	0.48	—
Restructuring charges	0.03	—	0.06	—
Gain on the sale of fixed assets	(0.01)	—	(0.01)	—
Business development charges	0.01	—	0.04	—
Adjusted diluted EPS	$0.99	$0.92	$2.65	$2.48

2025 Adjusted EPS Guidance
A reconciliation of the Company’s fiscal 2025 adjusted EPS guidance to fiscal 2025 GAAP EPS guidance is not included in this release due to the number of variables in the projected GAAP EPS range and the Company’s current inability to reasonably quantify certain amounts, such as restructuring or other charges, that would be included in the GAAP measure or the individual adjustments for such reconciliation.
Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2025 Earnings Press Release Schedules